UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2014

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 3, 2014, R. G. Barry Corporation (the “Company”) issued a press release announcing: (1) the expiration on May 31, 2014 of the 30-day “go-shop” period provided for under the terms of the previously announced Agreement and Plan of Merger, dated May 1, 2014 (the “Merger Agreement”), among the Company and MRGB Hold Co. and MRVK Merger Co., each of whom is an affiliate of Mill Road Capital, a private equity firm; (2) that the Company has received an alternative acquisition proposal from a third party to acquire all of the outstanding common shares of the Company (the “Alternative Proposal”); and (3) the Board of Directors of the Company (the “Board”), after consulting with its financial and legal advisors, has determined that the Alternative Proposal could reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement), and further determined that the third party that submitted the Alternative Proposal is an “Excluded Party” (as defined in the Merger Agreement). A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

By determining that the third party who submitted the Alternative Proposal is an Excluded Party, the Company is permitted, subject to compliance with the provisions of the Merger Agreement, to continue to furnish information to, and engage in further discussions and negotiations with, such party relating to the Alternative Proposal. These negotiations and discussions could terminate at any time and, accordingly, there can be no assurance regarding when or if the Alternative Proposal will ultimately result in a Superior Proposal. The Board has not changed its recommendation that the Company’s shareholders vote to adopt the Merger Agreement.

On June 3, 2014, the Company also distributed or made available to employees and certain other persons Questions and Answers regarding the Alternative Proposal and sent a letter to employees regarding the Alternative Proposal, copies of which are filed as Exhibits 99.2 and 99.3 hereto, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 3, 2014

99.2	Questions & Answers Regarding Alternative Proposal for the Acquisition of R. G. Barry Corporation dated June 3, 2014

99.3	Letter to Employees of R. G. Barry Corporation dated June 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

June 3, 2014	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 3, 2014

99.2	Questions & Answers Regarding Alternative Proposal for the Acquisition of R. G. Barry Corporation dated June 3, 2014

99.3	Letter to Employees of R. G. Barry Corporation dated June 3, 2014